UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2016

CAPE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Court House, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 465-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on May 2, 2016 of the transactions contemplated by the Agreement and Plan of Merger by and among OceanFirst Financial Corp. (“OceanFirst”), Justice Merger Sub Corp. (“Merger Sub”) and Cape Bancorp, Inc. (“Cape”), dated as of January 5, 2016 (the “Merger Agreement”), pursuant to which (i) Merger Sub merged (the “First-Step Merger”) with and into Cape, with Cape as the surviving entity, and (ii) immediately thereafter Cape merged with and into OceanFirst, with OceanFirst as the surviving entity (the “Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”). Upon the completion of the Integrated Mergers, Cape Bank, a New Jersey chartered savings bank, merged with and into OceanFirst Bank, a federally-chartered capital stock savings bank, with OceanFirst Bank as the surviving entity (together with the Integrated Mergers, the “Transactions”).

Item 2.01	Completion of Acquisition or Disposition of Assets

Under the terms of the Merger Agreement, at the effective time of the First-Step Merger (the “Effective Time”), each share of Cape common stock issued and outstanding immediately prior to the Effective Time (other than certain shares of Cape common stock that were cancelled for no consideration pursuant to the terms of the Merger Agreement) was converted into the right to receive 0.6375 shares of OceanFirst common stock and $2.25 in cash without interest, together with cash in lieu of fractional shares of the OceanFirst common stock (the “Merger Consideration”). Also at the Effective Time, each option to purchase Cape common stock was converted into an option to purchase OceanFirst common stock on the same terms and conditions as were applicable prior to the First-Step Merger, except that the number of shares of OceanFirst common stock issuable upon exercise of a converted option will be adjusted by multiplying the number of shares of Cape common stock subject to the Cape stock option by 0.75 (and rounding down to the nearest whole share), and the exercise price per share of a converted option will be adjusted by dividing the exercise price per share of the Cape stock option by 0.75 (and rounding up to the nearest whole cent). At the Effective Time, each Cape restricted stock award became fully vested and was converted into the right to receive the Merger Consideration.

The information set forth in the Introductory Note above is incorporated into this Item 2.01 by reference. The foregoing description of the Transactions and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to Cape’s Current Report on Form 8-K dated January 7, 2016 and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 2, 2016, Cape notified the NASDAQ Stock Market (“NASDAQ”) that the First-Step Merger had been completed, and requested that NASDAQ suspend trading of Cape’s common stock on NASDAQ and remove Cape’s common stock from listing on NASDAQ, in each case, prior to market open on May 2, 2016. Cape has also requested that NASDAQ file a notification of removal from listing of Cape’s common stock on Form 25 with the SEC.

OceanFirst, as the successor-in-interest to Cape, intends to file with the SEC certifications on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to request the termination of the registration of Cape’s common stock under Section 12(g) of the Exchange Act and the suspension of Cape’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as possible.

The information set forth in the Introductory Note above and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders

The information set forth in the Introductory Note above and in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth in the Introductory Note above and in Items 2.01 and 5.02 is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time, Cape’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As of the effective time of the Second-Step Merger, the Articles of Incorporation and the Bylaws of Cape ceased to be in effect by operation of law and the organizational documents of OceanFirst (as successor-in-interest to Cape) remained the Certificate of Incorporation and Bylaws of surviving corporation, consistent with the terms of the Merger Agreement.

The information set forth in the Introductory Note above and in Item 2.01 is incorporated by reference into this Item 5.03. The Certificate of Incorporation and Bylaws of OceanFirst, as the successor-in-interest to Cape, are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 5, 2016, by and among OceanFirst Financial Corp., Justice Merger Sub Corp. and Cape Bancorp, Inc. (attached as Exhibit 2.1 to Cape’s Current Report on Form 8-K filed on January 7, 2016 and incorporated herein by reference).

3.1	Certificate of Incorporation of OceanFirst Financial Corp. (incorporated herein by reference from the Exhibits to Form S-1, Registration Statement, effective May 13, 1996, as amended, Registration No. 33-80123)

3.2	Bylaws of OceanFirst Financial Corp. (incorporated herein by reference from OceanFirst’s Current Report on Form 8-K filed on January 23, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCEANFIRST FINANCIAL CORP., as successor to Cape Bancorp, Inc.

DATE: May 2, 2016	By:	/s/ Michael J. Fitzpatrick
Name: Michael J. Fitzpatrick
Title: Executive Vice President & CFO